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                                  EXHIBIT 21

                          Subsidiaries of Registrant



         Name of Corporation                              Jurisdiction
         -------------------                              ------------

    Intec Medical, Incorporated                            Colorado
    Diverse Molding Technologies, Inc.                     Delaware